UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2007

THE PRINCETON REVIEW, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32469	22-3727603

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
2315 Broadway
New York, New York 10024
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (212) 874-8282

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
ITEM 8.01 OTHER EVENTS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EX-3.1: CERTIFICATE OF DESIGNATION
EX-3.2: AMENDED & RESTATED BY-LAWS
EX-4.1: INVESTOR RIGHTS AGREEMENT
EX-10.1: SERIES C PREFERRED STOCK PURCHASE AGREEMENT
EX-10.2: AMENDMENT TO EMPLOYMENT AGREEMENT
EX-99.1: PRESS RELEASE

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On July 23, 2007, The Princeton Review, Inc. (the “Company”) entered into a Series C Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Bain Capital Venture Fund 2007, L.P., and its affiliates, Prides Capital Fund I LP (“Prides”) and RGIP, LLC (collectively, the “Purchasers”), providing for the issuance and sale of $60,000,000 of the Company’s Series C Convertible Preferred Stock (60,000 shares) at a purchase price of $1,000 per share (the “Series C Preferred Stock”). Each share of Series C Preferred Stock shall be convertible into shares of the Company's common stock at an initial conversion price of $6.00 per share, subject to adjustment. The issuance was made pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Series C Preferred Stock contains a compounding, cumulative 6% per annum dividend payable upon conversion of the Series C Preferred Stock. Following the fourth anniversary of the issuance of the Series C Preferred Stock the dividend shall no longer accrue unless declared by the Board of Directors of the Company (the “Board”). The Company closed upon the issuance of the Series C Preferred Stock simultaneously with the execution of the transaction documents. The Purchase Agreement and the Certificate of Designation with respect to the Series C Preferred Stock are filed herewith as Exhibits 10.1 and 3.1, respectively, and are incorporated herein by reference.
     In addition, the Company entered into an Investor Rights Agreement dated July 23, 2007, by and among the Company and the Purchasers, pursuant to which the Company granted the Purchasers and Mr. Michael J. Perik demand registration rights for the registration of the resale of the shares of common stock issued or issuable upon conversion of Series C Preferred Stock. Any demand for registration must be made for at least 20% of the total shares of such common stock then outstanding, provided, however, that the aggregate offering price shall not be less than $2,500,000. The Investor Rights Agreement also grants the Purchasers preemptive rights with respect to certain issuances which may be undertaken by the Company in the future. The Investor Rights Agreement is filed herewith as Exhibit 4.1 and incorporated herein by reference.
ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
     On July 23, 2007, Prides and the Company agreed to terminate an Agreement (the “Fletcher Agreement”), dated May 28, 2004, by and among the Company and Prides, as the assignee of Fletcher International, Ltd. (“Fletcher”) pertaining to the Company’s outstanding Series B-1 Preferred Stock, and all related rights, effective as of the closing date of the Purchase Agreement. Prides had acquired the Series B-1 Preferred Stock and the rights under the Fletcher Agreement from an unaffiliated third party on June 8, 2007. The Fletcher Agreement was terminated and the Series B-1 Preferred Stock and all its related rights were cancelled and retired when the Series B-1 Preferred Stock was exchanged as partial consideration for the purchase by Prides of the Series C Preferred Stock.
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

     The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the securities issued in the private placement is hereby incorporated by reference.
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On July 22, 2007, Mr. John S. Katzman resigned as Chief Executive Officer of the Company, effective immediately. Mr. Katzman will continue to serve as the Company’s Executive Chairman of the Board.
     Effective July 22, 2007, Mr. Mark Chernis resigned as President of the Company but will continue to serve as the Company’s Chief Operating Officer. Effective on the same date, Mr. Chernis was appointed as the President of the Company’s Test Preparation Division.
     On July 22, 2007, the Company agreed to amend the employment agreement of Mr. Chernis. Pursuant to the amendment, Mr. Chernis shall be entitled to a special cash bonus of $350,000, payable on or before December 31, 2007. In addition, Mr. Chernis was granted on July 22, 2007, an option to purchase 250,000 (the “Options”) shares of the Company’s common stock, pursuant to the Company’s 2000 Stock Incentive Plan, as amended (the “Plan”), at an exercise price of $4.69 per share. Subject to Mr. Chernis’s continued employment with the Company on each vesting date, 6.25% of the Option will vest on October 31, 2007 and 6.25% on the last day of every third month thereafter. The Options expire on July 21, 2017. In addition, if the Company terminates Mr. Chernis’s employment without cause, the Company has agreed to pay Mr. Chernis 200% of the sum of his then base salary and 75% of the maximum bonus compensation (“Bonus”) he is entitled to in the year in which such termination occurs, provided that, if such termination occurs within 12 months after a change of control or prior to December 31, 2008, the Company has agreed to pay Mr. Chernis 100% of the Bonus.
     Effective July 22, 2007, Mr. Michael J. Perik was appointed as the Chief Executive Officer, President and a director of the Company.
     Mr. Perik has provided consulting services to the Company since April 12, 2007 and was not compensated for those services but was paid reimbursed for his reasonable out-of-pocket expenses. The Company currently has agreements with Achievement Technologies, Inc. and US Skills LLC, two companies in which Mr. Perik has an economic interest, under which Advancement Technologies, Inc. has previously paid $500,000 to the Company for the use of certain licenses and on a going forward basis, such amounts will be paid by US Skills LLC pursuant to such agreements. Other than as described above, there are no other transactions to which the Company is a party and in which Mr. Perik has a material interest that is required to be disclosed under Item 404(a) of Regulation S-K.
     The Company entered into an Employment Agreement with Mr. Perik. The Employment Agreement provides for an annual salary of $1 and other benefits generally available by the Company to other peer officers. The Employment Agreement provides for an initial term ending July 31, 2011 with automatic renewal for additional two-year periods until Mr. Perik voluntarily terminates the employment or until the Company gives written notice of non-renewal at least six months prior to July 31, 2011 or any two-year extension period thereafter. If the Company terminates Mr. Periks’s employment without cause, the Company has agreed to pay Mr. Perik $500,000, or, if such termination occurs within 12 months after a change of control, the Company has agreed to pay Mr. Perik $1,000,000. In addition, Mr. Perik is entitled to an annual performance bonus of up to $875,000 (with an annual increase of three percent) to be paid within 2 1/2 months following the end of each calendar year in which the bonus was earned. As an inducement to enter into his Employment Agreement, Mr. Perik was granted on July 22, 2007, an option to purchase 1,700,000 (the “Options”) shares of the Company’s common stock, at an exercise price of $4.69 per share. Subject to Mr. Perik’s continued employment with the Company on each vesting date, 6.25% of the Option will vest on October 31, 2007 and 6.25% on the last day of every third month thereafter. The Options expire on July 21, 2017.
     Since June 2006 and until March 31, 2007, Mr. Perik, 49, served as the Chairman of Houghton Mifflin’s Assessment Division, following the acquisition of his company, Achievement Technologies, Inc. where he was Chief Executive Officer from 2002 to 2006 and has been a director since 2000 until present. Prior to forming Achievement Technologies, Inc., Mr. Perik was the Chairman and Chief Executive Officer of The Learning Company. A co-founder of the business, Mr. Perik over twelve years experience in the software business. Before entering the software business, Mr. Perik worked for a Toronto based merchant bank, the Ontario Hydro Corporation and the Premier of Ontario. Mr. Perik also serves as the Treasurer of Rhode Island Hospital and on the board of the John F. Kennedy Presidential Library. He also serves on the advisory board for the Vanderbilt University Television Archive. Mr. Perik is a graduate of the University of Toronto and the John F. Kennedy School of Government at Harvard.
     The Purchase Agreement allows the holders of the Series C Preferred Stock to elect two directors (the “Series C Directors”) to the Board of Directors of the Company. Effective as of July 23, 2007, the following two Series C Directors were appointed: Mr. Jeffrey R. Crisan and Mr. Michael A. Krupka. Mr. Crisan is a director of, and Mr. Krupka is a managing director of, Bain Capital Venture Partners, LLC, an entity associated with the Purchasers. It has not yet been determined on which, if any, committees of the Board of Directors each of Messrs. Perik, Crisan and Krupka will participate. The Purchase Agreement also grants observer rights to Prides with respect to meetings of the Board of Directors.
     Other than the Purchase Agreement, there are no arrangements or understandings between a Series C Director and any other person pursuant to which that Series C Director was appointed as a director. There are no transactions to which the Company is a party and in which either Series C Director have a material interest that is required to be disclosed under Item 404(a) of Regulation S-K. No Series C Director has previously held any positions with the Company or has any family relations with any directors or executive officers of the Company.
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
     In connection with the Purchase Agreement the Company designated a new series of preferred stock, the Series C Preferred Stock. A copy of the Certificate of Designation of Series C Convertible

Preferred Stock as filed with the Secretary of State of the State of Delaware on June 23, 2007, is attached hereto as Exhibit 3.1 and incorporated herein by reference.
     On July 22, 2007, at a Special Meeting of the Board, the Board adopted resolutions for the amendment and restatement of the Company’s Amended and Restated Bylaws (the “By-Laws”). Under the By-Laws, the number of directors is fixed at nine if the Company’s Chief Executive Officer is not a director, and fixed at ten if the Company’s Chief Executive Officer is a director. Any amendment to the fixed number of directors provision of the By-Laws requires the approval or consent of the holder of a majority of the Series C Preferred Stock. In addition, the By-Laws were also amended to provide for certain conditions regarding the composition of the Nominating Committee and the Board.
     A copy of the By-Laws, reflecting the amended and restated version adopted by the Board, is attached hereto as Exhibit 3.2 and incorporated herein by reference.
ITEM 8.01 OTHER EVENTS.
     On June 21, 2007, the Company agreed to amend the employment agreement of Ms. Margot Lebenberg, Executive Vice President, General Counsel and Secretary of the Company. Pursuant to the amendment, the term of the employment of Ms. Lebenberg shall be extended to June 29, 2009 and upon termination or reassignment, the Company will pay Ms. Lebenberg her then current base salary plus benefits for a period of two years, and all unvested equity grants that have not fully vested shall immediately vest.
     A copy of the amendment to the employment agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.
     On July 24, 2007, the Company issued a press release announcing the completion of the transactions contemplated by the Purchase Agreement. A copy of this press release is filed as Exhibit 99.1 and incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
3.1	Certificate of Designation of Series C Convertible Preferred Stock of The Princeton Review, Inc.

3.2	Amended and Restated By-Laws of The Princeton Review, Inc. dated July 22, 2007

4.1	Investor Rights Agreement dated July 23, 2007

10.1	Series C Preferred Stock Purchase Agreement dated July 23, 2007

10.2	Amendment to Employment Agreement of Margot Lebenberg dated June 21, 2007

99.1	Press release dated July 24, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRINCETON REVIEW, INC.

Dated: July 26, 2007	/s/ Stephen Melvin
Name: Stephen Melvin
Title: Chief Financial Officer Stephen Melvin